UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 _____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2021

 _____________________________________

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.001	MSM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

As previously disclosed, MSC Industrial Direct Co., Inc. (the “Company”) initiated an enterprise-wide project to accelerate market share capture and improve profitability over the period through its fiscal 2023, referred to as “Mission Critical.” As part of these activities, on January 18, 2021, the Company approved a plan to realign and reduce the Company’s workforce and rationalize its sales branch footprint. MSC will close 73 branch offices, which have been closed temporarily due to the COVID-19 pandemic. Sales associates who previously worked in these offices will continue to work remotely through virtual customer care hubs to maintain customer relationships and personalized service in local markets. Included as part of this plan is the reduction of roughly 115 management and other positions within the commercial sales organization that interact infrequently with customers.

The Company expects that the costs relating to these workforce reductions and real estate rationalization measures will include a one-time impairment charge for the lease right-of-use assets, associate separation benefits charges, and other exit-related costs. The Company expects that it will incur total costs and charges related to these actions in the range of approximately $21.0 million to $25.0 million, consisting primarily of the following:

▪$17.0 million to $19.0 million of impairment charges for the lease right-of-use assets,

▪$2.0 million to $3.0 million for associate severance, separation benefits charges and other related costs, and

▪$2.0 million to $3.0 million for impairment of fixed assets and other exit-related costs

The Company expects to complete these actions and incur these costs and charges in fiscal 2021. The Company expects to incur the majority of the costs and charges in the fiscal second quarter. Cash expenditures related to these actions are estimated to be between $20.0 million to $24.0 million (including $17.0 million to $19.0 million of remaining contractual rent payments). Actual amounts may vary based on a number of factors, including, but not limited to, negotiations with landlords on remaining contractual rent payments and the number of associates who are impacted through these involuntary workforce reductions.

ITEM 2.06	MATERIAL IMPAIRMENTS

The information set forth under Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

On January 20, 2021, the Company issued a press release announcing the Company’s plans relating to its workforce reduction and real estate rationalization, and progress on its “Mission Critical” growth and profitability initiatives. A copy of the press release is furnished with this report as Exhibit 99.1.

The information contained in this Item 7.01 and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Note Regarding Forward-Looking Statements:

This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about the workforce reduction and real estate rationalization measures that the Company plans to take, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this report does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include uncertainty regarding our ability to realize the expected benefits of the restructuring activities, and the need to revise the estimates of the expected cost savings as well as the estimates of the expected costs and the timing of these actions. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:
99.1	Press Release, dated January 20, 2021, issued by MSC Industrial Direct Co., Inc.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: January 20, 2021	By:	/s/ Kristen Actis-Grande
	Name:	Kristen Actis-Grande
	Title:	Executive Vice President and Chief Financial Officer